Exhibit 16.1

                          Larry O'Donnell, CPA, P.C.

Telephone (303)745-4545			2228 South Fraser Street Unit 1,
Fax (303)369-9384			Aurora, Colorado    80014
e-mail  larryodonnelcpa@msn.com
www.larryodonnellcpa.com


December 2, 2010

Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549

Dear Sir/Madam:

We have read the statements included under Item 4.01 in the Form 8-K/A Amendment No. 1 dated December 2, 2010 of Casino Players, Inc. (the "Company") to be filed with the Securities and Exchange Commission and we agree with such statements about us. We consent to the filing of this letter as Exhibit 16.1 to the Form 8-K/A Amendment No. 1 filed by the Company.

Very truly yours,

/s/ Larry O'Donnell
Larry O'Donnell, CPA, P.C.
Aurora, Colorado

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